Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-13875) pertaining to the Non-Plan Stock Options, 1996 Equity Incentive Plan, 1996 Non-Employee Directors’ Stock Option Plan and Employee Stock Purchase Plan,

(2)	Registration Statement (Form S-8 No. 333-43992) pertaining to the 1996 Equity Incentive Plan,

(3)	Registration Statement (Form S-8 No. 333-58173) pertaining to the Non-Plan Stock Options, 1996 Equity Incentive Plan, as amended, and 1996 Non-Employee Directors’ Stock Option Plan, as amended, and

(4)	Registration Statement (Form S-8 No. 333-108324) pertaining to the 1996 Equity Incentive Plan, as amended,

of our reports dated March 14, 2006, with respect to the consolidated financial statements and schedules of Hot Topic, Inc., Hot Topic, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Hot Topic, Inc., included in the Annual Report of Hot Topic, Inc. (Form 10-K) for the year ended January 28, 2006.

/s/ ERNST & YOUNG LLP

Los Angeles, California

March 21, 2006